UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

HORIZON BANCORP, INC.
(Exact Name of Registrant as specified in its charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Street
 Michigan City, IN 46360
(Address of principal executive offices, including zip code)

219-879-0211

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, no par value	HBNC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

On August 29, 2025, Horizon Bancorp, Inc. (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Note Purchase Agreement”) pursuant to which the Company issued and sold $100.0 million in aggregate principal amount of its 7.00% Fixed-to-Floating Rate Subordinated Notes due September 15, 2035 (the “Notes”). The Notes were issued by the Company at a price equal to 100% of their face amount. The Company intends to use the net proceeds from the offering for general corporate purposes, including in support of the potential repositioning of its balance sheet, and to redeem approximately $56.5 million in aggregate principal amount of 5.625% Fixed-to-Floating Rate Subordinated Notes due 2030. The Note Purchase Agreement contains certain customary representations, warranties and covenants made by the Company, on the one hand, and the several purchasers party thereto (the “Purchasers”), severally and not jointly, on the other hand.

The Notes have a stated maturity of September 15, 2035 (“Maturity Date”). From and including the original issue date of the Notes (“Issue Date”) to but excluding September 15, 2030 or the date of earlier redemption, the Company will pay interest on the Notes semi-annually in arrears on September 15 and March 15 of each year at a fixed interest rate of 7.00% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months, beginning on March 15, 2026. From and including September 15, 2030, to, but excluding, the Maturity Date or the date of earlier redemption (the “Floating Rate Period”) the Company will pay interest on the Notes at a floating interest rate. The interest rate during any Floating Rate Period shall be equal to the benchmark rate, which is expected to be Three-Month Term SOFR (as defined in the Notes), reset quarterly, plus 360 basis points, computed on the basis of a 360-day year and the actual number of days elapsed. During the Floating Rate Period, the Company will pay interest on the Notes quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, beginning on December 15, 2030. Notwithstanding the foregoing, if the benchmark rate is less than zero, the benchmark rate shall be deemed to be zero.

The Notes were offered and sold by the Company in a private placement transaction in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506(c) of Regulation D thereunder. On August 29, 2025, in connection with the sale and issuance of the Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Under the Registration Rights Agreement, the Company has agreed to take certain actions to provide for the exchange of the Notes for subordinated notes that are registered under the Securities Act and have substantially the same terms as the Notes (the “Exchange Offer”). Under certain circumstances, if the Company fails to meet its obligations under the Registration Rights Agreement, it would be required to pay additional interest to the holders of the Notes.

The Notes were issued under an Indenture, dated August 29, 2025 (the “Indenture”), by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes are not subject to any sinking fund and are not convertible into or exchangeable, other than pursuant to the Exchange Offer, for any other securities or assets of the Company or any of its subsidiaries. The Notes are not subject to redemption at the option of the holder. Prior to September 15, 2030, the Company may redeem the Notes, in whole, but not in part, only under certain limited circumstances set forth in the Indenture. On or after September 15, 2030, the Company may redeem the Notes, in whole or in part, at its option, on any Interest Payment Date (as defined in the Notes). Any redemption by the Company would be at a redemption price equal to 100% of the principal amount of the Notes being redeemed, together with any accrued and unpaid interest on the Notes being redeemed to but excluding the date of redemption. Any redemption of the Notes will be subject to the receipt of any and all required federal and state regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System to the extent then required under applicable laws or regulations.

Principal and interest on the Notes are subject to acceleration only in limited circumstances in the case of certain bankruptcy and insolvency-related events with respect to the Company. The Notes are general unsecured, subordinated obligations of the Company and rank junior to all of its existing and future Senior Indebtedness (as defined in the Notes). The Notes are obligations of the Company only and will not be obligations of, and will not be guaranteed by, any of its subsidiaries. Further, the Notes are intended to qualify as Tier 2 capital of the Company for regulatory capital purposes.

The foregoing description of the Note Purchase Agreement, Registration Rights Agreement, Indenture and Notes is not complete and is qualified in its entirety by reference to the complete text of such documents, forms of which are attached as Exhibits 10.1, 10.2, 4.1 and 4.2 , respectively, to this Current Report on Form 8-K (the “Report”) and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On August 29, 2025, the Company issued a press release announcing the completion of the offering of the Notes, a copy of which is furnished as Exhibit 99.1 to this Report.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Report includes “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including but not limited to statements about the anticipated use of net proceeds from the offering of the Notes, the Exchange Offer and other matters. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking statements presented in this Report are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this Report. Forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” “annualized,” “target” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this Report include those identified in the Company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this Report, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture dated August 29, 2025, between Horizon Bancorp, Inc. and Wilmington Trust, National Association.
4.2	Form of 7.00% Fixed-to-Floating Rate Subordinated Note due September 15, 2035 (included as Exhibit A-1 and Exhibit A-2 to the Indenture filed as Exhibit 4.1 hereto).
10.1	Form of Subordinated Note Purchase Agreement, dated as of August 29, 2025, by and among Horizon Bancorp, Inc. and the Purchasers.
10.2	Form of Registration Rights Agreement, dated as of August 29, 2025, by and among Horizon Bancorp, Inc. and the Purchasers.
99.1	Press Release of Horizon Bancorp, Inc. dated August 29, 2025.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2025	HORIZON BANCORP, INC.

	By:	/s/ John R. Stewart, CFA
John R. Stewart, CFA
Executive Vice President & Chief Financial Officer

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